Exhibit 4.9


                          IR BIOSCIENCES HOLDINGS, INC.

                        2003 STOCK OPTION, DEFERRED STOCK
                            AND RESTRICTED STOCK PLAN

                              STOCK AWARD AGREEMENT
                                     (OTHER)


Participant Name:___________________


      This AGREEMENT dated as of the ____day _______ 2004 between IR BioSciences Holdings, Inc, a Delaware corporation (the "Company") and ________________ (the "Participant").

                                    RECITALS

      WHEREAS, the Company has established the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") effective as of June 26, 2003 and

      WHEREAS, pursuant to the provisions of said Plan, the Administrator has granted to the Participant by action duly taken on_______________, (the "Award Date") a stock award (the "Stock Award") based upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of services rendered and to be rendered by the Participant and the mutual promises made herein, the mutual benefits to be derived therefrom and other good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

      1. Grant. Subject to the terms of this Agreement, the Company grants to the Participant the following:

            Stock Award:

            __________ shares of Common Stock of the Company (the "Stock")

            Price (optional): $_____________ per share



                               [ VESTING SCHEDULE]

      2. Stock.

            (a) Certificates. Participant shall be issued a stock certificate in respect of such shares of Stock; and such certificate shall be registered in the name of Participant.

      3. Governing Plan. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect Participant's rights under this Agreement and the Plan except as may be required by applicable law. Participant expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. Participant also hereby expressly acknowledges, represents and agrees as follows:

            (a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he/she is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement subject to all the terms and provisions of said Plan.

            (b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

            (c) Acknowledges that he/she is familiar with Sections of the Plan regarding the issuance of the Stock.

      4. Representations and Warranties. As a condition to the issuance of any portion of shares of Stock the Company may require Participant receiving such shares to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

      5. No Enlargement of Engagement Rights. Nothing in this Agreement shall be construed to confer upon Participant any right to continued engagement with the Company, any Parent or Subsidiary, or to restrict in any way the right of the Company, a Subsidiary or Parent to terminate his/her/its engagement.

      6. Execution and Delivery. Participant acknowledges that Participant shall have no rights with respect to any Award granted by the Company unless and until Participant executes an Award Agreement and delivers it to the Company within sixty days of such award (or such other period as the Participant may specify after the Award Date).


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


      7. Withholding of Taxes. Participant authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him/her/it any taxes required to be withheld by federal, state or local law as a result of the grant of Stock Award.

      8. Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

      9. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Participant.

      10. Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

      11. Necessary Acts. The Participant agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

      12. Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

      13. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.




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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By Participant's execution of this Agreement, Participant agrees to the terms and conditions hereof and of the Plan.

IR BIOSCIENCES HOLDINGS, INC.                  PARTICIPANT

By:
    ------------------------------             -----------------------------
    Name:                                      (Signature)
    Title:

                                               -----------------------------
                                               (Print Name)

                                               -----------------------------
                                               (Address)

                                               -----------------------------
                                               (City, State, Zip Code)

                                               -----------------------------
                                               (Social Security)


         By his or her signature below, the spouse of the Participant, of such Participant be legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document.


                                     --------------------------------
                                     Spouse

                                     Dated:


                  By his or her signature below the Participant represents that he or she is not legally married as of the date of execution of this Agreement.


                                     --------------------------------
                                     Participant

                                     Dated:





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